UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):March 1, 2011

BLUEFIRE RENEWABLES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52361	20-4590982
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 Musick
Irvine, CA92618
 (Address of principal executive offices)

(949) 588-3767
(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As more fully described in Item 5.02 below, on March 1, 2011, BlueFire Renewables, Inc. (the “Company”), entered into a Director Agreement (the “Agreement”) with Joseph Sparano (the “Director”), pursuant to which the Director was appointed to the Company’s board of directors (the “Board”).  The term of the Agreement is from March 1, 2011, through the last date of the Director’s current term as a member of the Board.  The Agreement may, at the option of the Board, be automatically renewed on such date that the Director is re-elected to the Board.  The Director shall be paid an annual cash compensation of $5,000 as well as an initial stock grant of 6,000 shares of the Company’s common stock, par value $0.001 per share.

The above description of the Agreement does not purport to be complete and is qualified in its entirety by reference to such Agreement which is attached hereto as an exhibit to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On March 1, 2011, the board of directors of BlueFire Renewables, Inc. (the “Company”), appointed Joseph Sparano as a member of the Company’s board of directors.  Below is a description of Mr. Sparano’s relevant business experience:

Joseph Sparano, age 63, Director

Mr. Sparano currently serves as an executive advisor to the Western States Petroleum Association’s (“WSPA”) board of directors.  WSPA is an non-profit trade association that represents companies that account for the bulk of petroleum exploration, production, refining, transportation and marketing in the six western states of Arizona, California, Hawaii, Nevada, Oregon and Washington. In his role as executive advisor, Mr. Sparano advises the WSPA’s President and Chairman on matters related to the trade organization’s operations and advocacy in six Western states (CA, AZ, NV, WA, OR, HI).  Mr. Sparano has served in such role since January 2010, at which time he resigned as the President of the WSPA, a role in which he served since March 2003.  Prior to joining the WSPA, from March 2000 to March 2003, Mr. Sparano served as the President of Tesoro Petroleum Corporation’s (“Tesoro”) West Coast Regional Business Unit and as Vice President of the company’s Heavy Fuels Marketing segment.  Tesoro is an independent marketer and refiner of petroleum products. Prior to joining Teroso, from September 1990 to August 1995, Mr. Sparano served as the Chairman and Chief Executive Officer of Pacific Refining Company, a California based petroleum refining operation.  Mr.  Sparano graduated cum laude from the Stevens Institute of Technology, receiving a B.S. in chemical engineering.

The Company believes that Mr. Sparano’sexperience in both mergers and acquisitions and in representing the oil and gas industry will assist us with the formation of new strategic partnerships.

Family Relationships

Mr. Sparano does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Director Agreement, by and between BlueFire Renewables, Inc. and Joseph Sparano, dated March 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 8, 2011	BLUEFIRE RENEWABLES, INC.

	By:	/s/ Arnold R. Klann
Arnold R. Klann
Chief Executive Officer